Exhibit 99.1

April 11, 2017

Liberty TripAdvisor Holdings to Conduct Quarterly Q&A Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB)  announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on Liberty Interactive Corporation’s first quarter earnings conference call.  During this Q&A session management will be accepting questions regarding both Liberty Interactive Corporation and Liberty TripAdvisor Holdings.  Chairman, President and Chief Executive Officer, Greg Maffei, will host the conference call on Tuesday, May 9th, at 10:30  a.m. (E.D.T.).  During the call, Mr. Maffei may discuss the financial performance and outlook of both companies, as well as other forward looking matters.

Please call ReadyTalk at (844) 307-2219 or (678) 509-7635 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet.  All interested participants should visit the Liberty TripAdvisor Holdings website at http://ir.libertytripadvisorholdings.com/events-presentations  to register for the web cast.  Replays of the call will also be available on the Liberty TripAdvisor Holdings website.  The conference call and related materials will be archived on the website for one year after appropriate filings have been made with the SEC.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc.’s (Nasdaq:  LTRPA, LTRPB) businesses consist of its subsidiaries TripAdvisor and BuySeasons.   TripAdvisor is the world’s largest online travel community, aggregating reviews and opinions from its community of travelers about destinations, accommodations, restaurants and activities throughout the world.  BuySeasons is a leading online retailer of costumes and party supplies.

Liberty TripAdvisor Holdings, Inc.
Courtnee Chun, 720-875-5420

Source: Liberty TripAdvisor Holdings, Inc.